Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134888 and 333-146854) and Form S-8 (Nos. 333-64763, 333-118474, and 333-161294) of Silverleaf Resorts, Inc. of our report dated March 16, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 16, 2011